SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


      Date of report (Date of earliest event reported):  April 21, 2003
                                                         --------------


                         NORTHERN TRUST CORPORATION
                         ---------------------------
           (Exact Name of Registrant as Specified in Its Charter)


            Delaware                  0-5965            36-2723087
            --------                  ------            ----------
   (State or Other Jurisdiction  (Commission File     (I.R.S. Employer
        of Incorporation)            Number)         Identification No.)


             50 South LaSalle Street, Chicago, Illinois     60675
             ------------------------------------------     -----
             (Address of Principal Executive Offices)     (Zip Code)

   Registrant's Telephone Number, Including Area Code:  (312) 630-6000
                                                        --------------























   ITEM 5.   OTHER EVENTS.
             ------------

        Northern Trust Corporation ("Northern Trust") announced today the call for redemption of (i) all of its outstanding Auction Preferred Stock, Series C on May 21, 2003 at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to May 21, 2003 of $197.36 per share, for a total payment of $100,197.36 per share, and
   (ii) all of its outstanding Flexible Auction Preferred Stock, Series D on June 4, 2003 at a redemption price of $100,000 per share, plus accrued and unpaid dividends thereon to June 4, 2003 of $204.17 per share, for a total payment of $100,204.17 per share. The press release issued by Northern Trust announcing the redemption of the outstanding Auction Preferred Stock, Series C and the Flexible Auction Preferred Stock, Series D is included as Exhibit 99 hereto and is incorporated herein by reference.

   ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.
             ---------------------------------

   (c)  Exhibits

   Exhibit
   Number    Description of Exhibit
   -------   ----------------------

   99        Northern Trust Corporation Press Release dated April 21,
             2003.
























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                                 SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      NORTHERN TRUST CORPORATION
                                      --------------------------
                                            (Registrant)

   Date:  April 21, 2003              By:    /s/ Perry R. Pero
                                             ----------------------------
                                      Name:  Perry R. Pero
                                      Title: Vice Chairman and
                                             Chief Financial Officer

































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                                EXHIBIT INDEX

   Exhibit
   Number    Description of Exhibit                    Page Number Herein
   -------   ----------------------                    ------------------

   99        Northern Trust Corporation Press Release        Page 5
             dated April 21, 2003.












































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